                                                                     EXHIBIT 11




                                  ODS NETWORKS, INC.

                          COMPUTATIONS OF PER SHARE EARNINGS
                       (In thousands, except per share amounts)

                                   Three Months Ended  Six Months Ended
                                        June 30,            June 30,
                                   ------------------  ----------------
                                     1997      1996      1997     1996
                                   --------  --------  -------  -------
PRIMARY

Weighted average common shares
 outstanding                       16,423    16,241    16,392    16,216

Net effect of dilutive stock
 options and warrants based
 on the treasury stock
 method using
 average market price                 330       639         -       658

Weighted average common and
 common equivalent shares
 outstanding                       16,753     16,880    16,392    16,874
                                  -------    -------   -------   -------
                                  -------    -------   -------   -------
Net income (loss)                 $   129    $ 3,637   $(1,049)  $ 7,131
                                  -------    -------   -------   -------
                                  -------    -------   -------   -------
Net income (loss) per share       $  0.01    $  0.22   $ (0.06)  $  0.42
                                  -------    -------   -------   -------
                                  -------    -------   -------   -------
FULLY DILUTED*

Weighted average common shares
 outstanding                       16,423     16,241     16,392   16,216

Net effect of dilutive stock
 options and warrants based
 on the treasury stock method
 using the period-end market
 price, if higher than
 average market price                 330        639         -       658
                                  -------    -------   -------   -------
Weighted average common and
 common equivalent shares
 outstanding                       16,753     16,880    16,392    16,874
                                  -------    -------   -------   -------
                                  -------    -------   -------   -------
Net income (loss)                 $   129    $ 3,637   $(1,049)  $ 7,131
                                  -------    -------   -------   -------
                                  -------    -------   -------   -------
Net income (loss) per share       $  0.01    $  0.22   $ (0.06)  $  0.42
                                  -------    -------   -------   -------
                                  -------    -------   -------   -------

______________
* Fully diluted earnings per share is not presented in the Consolidated Statements of Operations as the resulting dilution is less than 3% of primary earnings per share.